Summary Translation of
Guarantee Contract of Maximum Amount
No.: 1020618092-3

Note:  This is not a comprehensive translation.

Creditor (Party A):  Shenzhen Futian Branch of Guangdong Development Bank
Legal Representative:  Liu Chunchen
Title:  Branch Manager

Guarantor (Party B):  Comtech International (Hong Kong) Limited
Legal Representative:  Li Honghui
Title:  Director

To assure the fulfillment of the debt obligation under the principal contract stipulated in Article 1 of this contract, Party B is willing to provide guarantee to Party A.  Unless otherwise provided in this contract, the interpretation of the terms used herein follows the definitions in the principal contract.

Article 1.	Principal Contract

Comprehensive Credit Facility Agreement (No. 10206108092) by and between the debtor of the principal contract and Party A of this guarantee contract, dated _______________.

Article 2.	Maximum Guaranteed Amount

The maximum guaranteed amount under this contract is the sum of the following two items:

1.	The maximum outstanding balance of the principal of the guaranteed debts: RMB65 million

2.	All of the amount, fees and expenses stipulated in Article 4 of this contract

Article 3.	Manner of Guarantee

1.	The guarantor and the debtor of the principal contract bear the joint and several liability.

2.	In case of multiple guarantors, each guarantor bears the joint and several liability to the entire debts.

Article 4.	Scope of Guarantee

The scope of guarantee include the principal, interest, compound interest, punitive interest, penalties, indemnifications, all fees associated with exercising a claim (including but not limited to litigation fees, arbitration fees, attorneys fees, travel expenses, execution fees, security fees, appraisal fees, auction or sales fees, transfer fees, advertising fees, etc) and any other fees due under the principal contract.

Article 5.	Term of Guarantee and Statute of Limitations

1.	The term of guarantee under this contract: two (2) years commencing the expiration date of the term for the debtor of the principal contract to perform its debt obligations.

2.
If Party A, pursuant to the law or to the stipulation of the principal contract, demands that the debtor of the principal contract fulfills its debt obligation ahead of time, the term of guarantee is two years starting from the date on which Party A delivers written notice to the debtor of the principal contract for advance fulfillment of the debt obligation.

3.
Within the term of guarantee, Party A has the right to demand Party B to bear the guarantee liability of the debts under the principal contract in whole or in part, for multiple debts or single debts, all together or separately.  If the repayment of any debt under the principal contract is in installment,  then the term of guarantee is two (2) years commencing the effective date of this contract through the expiration date of the last installment of the debt obligation performance.

4.
If the debt under the principal contract is not repaid, and Party A demands the guarantor to assume guarantee liability before the expiration date of the term of guarantee set forth in this provision, the statute of limitations of the guaranteed debts applies and runs from the date on which the creditor demands the guarantor to assume guarantee liability.

Article 6.	Exercise of Right Under Guarantee

1.
If the debtor under the principal contract fails to repay the principal and interest of the debts and related expenses in accordance with the principal contract, Party A may pursue Party B directly for payment and may directly withdraw the amount due under the principal contract from the bank accounts opened with Party A or with any branch of Party A.

2.
If the claim under guarantee is guaranteed by both collaterals and by guarantors, when the debtor under the principal contract fails to fulfill the debt obligation upon the maturity date, or the events agreed by the parties of this contract to realize collaterals occur, Party A has the right to choose to realize the collateral or to demand Party B to assume guarantee liability.

3.	Party A has the right to issue written notice to Party B requesting Party B to assume guarantee liability ahead of time if any of the following situations occurs:

(1)	The principal contract is cancelled in accordance with terms herein or the law;
(2)
The debt obligation should be fulfilled ahead of time in situations as stipulated in the principal contract, but the debt obligation under the principal contract is not fulfilled or not fully fulfilled.

Article 7.	Representations and Warranties

Party B hereby makes representations and warranties as below:

1.
If Party B is a legal entity or an organization, it is legally incorporated and registered and has right and ability to execute and perform this contract.  If Party B is a natural person, he/ she is legally qualified and has rights and ability to execute and perform this contract.

2.
(1)    Party B comprehends completely the content of the principal contract and the execution and fulfillment of this contract is based on Party B’s bono fide expression of intent and on the legitimate and valid authorization secured in accordance with the requirements of its articles of association or other internal management documents.

(2)
In case the guarantor is a company, the guarantee provided has been approved by the board of directors, or shareholders in accordance with its articles of association.  If its articles of association has limit on the maximum total amount of the guarantee or the amount of each guarantee, Party B warrants that the guarantee under this contract does not exceed such limit set forth in the articles of associations.

(3)
The legal representative or authorized agent who executed this contract on behalf of Party B has legitimate and valid authorization from the company; the execution and fulfillment of this contract will not constitute a violation of any contract, agreement or other legal documents that are binding to Party B.

3.	All the documents and materials provided by Party B to Party A are accurate, authentic, complete and valid.

4.	Party B accepts, and will provide assistance and cooperation to, Party A’s monitoring and examination of its production operation and financial situation.

5.	As of the date of the execution of this contract, Party B has not concealed any material debt already assumed.

6.
If any event occurs that could affect Party B’s financial situation and its ability to fulfill contract obligations, including but not limited to any form of spin-off, merger, joint-operation, joint venture or partnership, outsourced operation, reform, restructuring, proposed IPO and any change of its operation, reduction of registered capital, material transfer of assets and equity, assumption of material debt, split, cease of operation, dissolution, halting of operation for restructuring, revocation of operation permit, deterioration of financial situation, forced bankruptcy filing, or involvement in major litigation or arbitration cases, Party B shall provide written notification to Party A promptly.

7.
Within the effective period of this contract, Party B warrants that Party B shall implement appropriately all the guarantee obligations under this contract in the event of Party B’s split, merger, equity structure reform or other events.

Article 8.	Contracting Negligence

After the contract is executed, if the contract cannot take effect due to any cause on the part of Party B. It shall be contracting negligence of Party B, and Party B shall assume liability to compensate Party A for any consequent loss.

Article 9.	Disclosure of Related Party Transaction

Party B does not belong to the Group Client as defined by Party A in accordance to “Risk Management Guide of Extending Credit Line to Group Client of Commercial Bank” (“Guide”).

Article 10.	Rights and Obligations of Party A

1.	Has the right to require Party B to provide relevant documents that can certify its valid identity.

2.	Has the right to require Party B to provide financial reports and other documents that reflect its assets and liability situation.

3.
Has the right to demand Party B to assume guarantee liabilities if Party A’s claim has not been entirely satisfied or has been satisfied only partially upon the expiration of the fulfillment term of the principal debt obligations.

4.	Within the effective period of this contract, Party A shall issue written notification promptly to Party B if Party A transfers, in accordance to the law, the principal claim of debt to a third party.

Article 11.	Rights and Obligations of Party B

1.
To the payment collection documents delivered by Party A, Party B is obligated to signed the delivery receipt and return such receipt to the deliverer. To the payment collection letter or other payment collection documents sent by Party A (including but not limited to documents via post, fax, telegraph, electronic transmission and e-mail), Party B is obligated to sign off and return delivery receipt within 3 days after signing off such documents.

2.
The agreement to amend the principal contract between Party A and the debtor under the principal contract does not require Party B’s consent, unless such amendment increases Party B’s liability under guarantee (with the exception of interest adjustment already provided), and Party B shall still bear guarantee liability within the scope of guarantee stipulated in this contract.

3.
Party B shall still bear joint and several liability within the original scope of guarantee stipulated in this contract if Party A transfers its claim of debt under the principal contract to a third party within the effective period of this contract.

4.
Within the guarantee period, Party B shall not issue guarantee to a third party that exceeds its ability to fulfill or dispose of any assets in any manner that will impair its ability to guarantee, and shall not cause damage to Party A’s interests. Party B has the obligation to provide Party A with financial reports and explanation in regard to the conditions of its guarantee liabilities.

5.
In the event the debt under the principal contract become due upon its maturity, or prior to the maturity in accordance with the principal contract, and the debtor of the principal contract does not repay the principal and interest, Party A has the right to demand Party B directly to repay such debt.  Party B warrants that it will not refuse to pay by any reason with regard to Party A’s claim and waives the right to contest under Article 20 of Guarantee Law.

6.
Within the effective period of this contract, Party B agrees to fulfill its joint and several liability upon the receipt of written notice from Party A, if Party A cancel the contract or accelerate the repayment of the debt under the principal contract in accordance with laws or the principal contract.

Article 12.	Event of Default

The occurrence of any of the following events constitutes a default of Party B:

1.	Party B fails to perform guarantee obligation pursuant to the provisions of this contract;

2.	The representation made by Party B in this contract is not authentic or Party B violates the warranties made under this contract;

3.	The occurrence of any event described in Section 6 of Article 7 that adversely affects Party B’s financial situation and its ability to perform this contract;

4.	Party B’s cessation of operation or its dissolution, dismantlement or bankruptcy;

5.	Violation by Party B of other provisions of this contract;

6.
Involvement of Party B’s senior management executive in serious cases of corruption, bribery, embezzlement, or illegal operation, and Party B’s failure under the circumstance to issue corresponding assurance or its assurance is not satisfactory to Party A;

7.
The occurrence of material financial loss or asset loss, or occurrence of asset loss or other financial crisis due to its external guarantee and Party B fails to provide corresponding guarantee or such guarantee is not satisfactory to Party A;

8.
The problems on business operation or financial condition of the controlling shareholder or affiliates of Party B occurred, or Party B and its controlling shareholders or its affiliates conducted material related transactions and such transactions affect the ordinary business operation of Party B, and Party B fails to provide corresponding guarantee or such guarantee is not satisfactory to Party A;

9.	The material adverse change on the industry, to which Party B belongs, and Party B fails to provide corresponding guarantee or such guarantee is not satisfactory to Party A;

10.	The occurrence of events of default under by Party B under other contracts by and between Party B and Party A or other entities of Party A;

If any of events of default occurs, Party A is entitled to take any or all of the following actions:

1.	To request Party B to cure the default, and perform its guarantee obligations in time;

2.	To decrease, cease or terminate the credit line extended to Party B in whole or in part;

3.
To cease or terminate the business applications of Party B under this contract or under other contracts by and between Party A and Party B in whole or in part; to cease or terminate the issuance of loans that have not been issued, or the trade finance that has not been handled in whole or in part;

4.	To accelerate the payment of all principal and interest outstanding under other contracts by and between Party A and Party B, and such sums shall become immediately due;

5.	To terminate or cancel this contract and other contracts by and between Party A and Part B in whole or in part;

6.	To request Party B to indemnify Party A’s loss caused by the default;

7.	Upon the prior or later notice to Party B, to withdraw the deposits in Party B’s accounts opened with Party A or with other entities of Party A to repay the whole or a part of debts;

8.	Other methods that Party A considers to be necessary.

Article 13.	Effectiveness, Change, Cancellation and Termination

1.
The contract becomes effective upon execution of the two parties and the contract ends after the repayment of all the principal under the principal contract and its associated interest, punitive interest, compound interest, penalties, indemnifications, fees for realizing claims and all other fees due.

2.	The contract, upon effectuation, is legally binding to each party’s legal successors and assigns.

3.	This guarantee contract is independent from the principal contract, and shall not become void in the event the principal contract becomes null.

Article 14.	Notarization

Article 15.	Governing Law and Dispute Resolution

1.	Governing Law: the laws of the People’s Republic of China

2.
Dispute Resolution: through negotiations. In the event the both parties fail to reach agreements through negotiation, both parties hereby agree to use the same dispute resolution set forth in the principal contract.

Article 16.	Special Statement

1.
Party B acknowledges that all the provisions under this contract have been thoroughly negotiated among all parties; that it understands all of the contents of the contract; that the contract does not contain circumstances that limit or waive its liabilities and that it has not disputes with any of the provisions.

2.
Party B authorizes that Party A may submit all of credit information during the term of loans (or credit lines) to the Credit Reference Center of the People’s Bank of China or other competent authorities, and that Party A may look up the aforesaid information submitted to such institutions.

Article 17.	Miscellaneous

Article 18.	Other Covenants

Party A:  Shenzhen Futian Branch of Guangdong Development Bank
Legal Representative/ Authorized Person:  Liu Chunchen  (with the signature and seal)
Date: September 24, 2009

Party B:  Comtech International (Hong Kong) Limited
Legal Representative/ Authorized Person:  Allen Wu  (for and on behalf of Comtech International (Hong Kong) Limited)  (with the signature)
Date: September 24, 2009

Witnessed by Ha Chun, Michael of HA and HO Solicitors